SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-12

                                   AAON, INC.
            ---------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
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previously. Identify the previous filing by registration statement number, or
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






                                   AAON, INC.



                                    Notice of
                                 Annual Meeting
                                  May 31, 2006,
                                       and
                                 Proxy Statement

                                   AAON, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2006


         Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc., will be held at 2440 South Yukon, Tulsa, Oklahoma, on Wednesday, May 31, 2006, at 10:00 A.M. (Local Time), for the following purposes:

         1.   To elect three Class III Directors for terms ending in 2009; and
         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.

                                         By Order of the Board of Directors

                                         /s/ John B. Johnson, Jr.
                                         ------------------------
                                         John B. Johnson, Jr.
                                         Secretary

April 20, 2006

                                   AAON, INC.
                                2425 South Yukon
                              Tulsa, Oklahoma 74107


                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc. (the "Company"), for proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 31, 2006, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

         Pursuant to provisions of the Bylaws of the Company and action of its Board of Directors, the close of business on April 3, 2006, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting. The stock transfer books will not be closed.

         Directors are elected by a plurality vote and the three nominees who receive the most votes will be elected.

         Stockholders of record on the record date are entitled to cast their votes at the Annual Meeting in person or by properly executed proxy. The presence, in person or by proxies, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the meeting.

         Proxies received in advance of the meeting may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of the Company or by personal attendance at the meeting.

         The Company has adopted a procedure approved by the SEC called "householding" pursuant to which shareholders of record who have the same address and last name will receive only one copy of the Company's annual report and proxy statement unless one or more of these shareholders notify the Company that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

         Shareholders currently receiving multiple copies of the Company's annual report and proxy statement at their household can request householding by contacting the Company's transfer agent at 1-801-277-1400 or writing to Progressive Transfer Company, 1981 East Murray-Holladay Road, Suite 200, Salt Lake City, Utah 84117. Shareholders now participating in householding who wish to receive a separate document in the future may do so in the same manner. Those owning shares through a bank, broker or other nominee may request householding by contacting the nominee.

         This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as the Company's 2005 Annual Report (which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2005), will be first mailed to stockholders approximately April 27, 2006.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of April 3, 2006, (the record date), the Company had issued a total of 12,338,812 shares of $.004 par value Common Stock, its only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.

         The following table sets forth as of April 3, 2006, the aggregate number of shares of Common Stock of the Company owned by each person known by the Company to be the beneficial owner of more than 5% of the Company's Common
Stock:

                                                                      Percent
     Name and address                    Number of shares               of
    of beneficial owner                       owned                    class
    -------------------                  ----------------             -------

Norman H. Asbjornson                       2,488,299 (1)               19.7
2425 South Yukon
Tulsa, Oklahoma 74107

Wellington Management Company, LLP         1,222,955 (2)                9.9
75 State Street
Boston, Massachusetts 02109

Royce & Associates, LLC                      925,200 (3)                7.5
1414 Avenue of the Americas
New York, New York 10019

Thompson, Horstmann & Bryant, Inc.           649,855 (4)                5.3
Park 80 West Plaza One, 5th Floor
Sandle Brook, New Jersey 07663

---------------

(1) Includes 300,125 shares held under presently exercisable stock options. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him.

(2) This share ownership information was provided by a Schedule 13G dated February 14, 2006, which discloses that Wellington Management Company, LLP, possesses shared power to vote or direct the vote of 705,000 shares, and shared power to dispose or direct the disposition of 1,222,955 shares.

(3) This share ownership information was provided by a Schedule 13G dated January 10, 2006, which discloses that Royce & Associates, LLC, possesses the sole voting power and sole dispositive power of the reported shares.

(4) This share information was provided by a Schedule 13G dated January 9, 2006, which discloses that Thompson, Horstmann & Bryant, Inc., possesses sole voting power of 411,255 shares and sole dispositive power of 649,855 shares.

         The following table sets forth as of April 3, 2006, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each director of the Company, each person named in the Summary Compensation Table (herein, "named executive officers") and all directors and named executive officers as a group:
                                             Number of Shares          Percent
        Name of Beneficial Owner                 Owned (1)             of Class
      ----------------------------         --------------------       ----------

    Norman H. Asbjornson                       2,488,299 (2)             19.7

    John B. Johnson, Jr.                          68,930 (3)               *

    Thomas E. Naugle                             138,677 (4)              1.1

    Anthony Pantaleoni                           116,387 (4)               *

    Jerry E. Ryan                                 72,000 (4)               *

    Jack E. Short                                  1,333 (5)               *

    Charles C. Stephenson, Jr.                   509,248 (6)              4.1

    Robert G. Fergus                               5,210 (7)               *

    David E. Knebel                               55,987 (8)               *

    Kathy I. Sheffield                            44,991 (9)               *

    Scott M. Asbjornson                          271,121 (10)             2.2

    Directors and named executive              3,772,183 (11)            29.0
    officers as a group (11 persons)
--------------------

(1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.

(2) Includes 300,125 shares issuable upon exercise of stock options that are exercisable currently or within 60 days, 11,062 shares held by Mr. Asbjornson's IRA account, 8,732 shares under the Company's 401(k) plan and 4,500 shares owned by his foundation.

(3) Includes 41,875 shares issuable upon exercise of stock options exercisable currently or within 60 days and 27,055 shares held for the account of Mr. Johnson under a broker-administered retirement plan.

(4) Includes 63,875 shares issuable upon exercise of stock options that are exercisable currently or within 60 days.

(5) These shares are issuable upon exercise of stock options that are exercisable currently or within 60 days.

(6) Includes 2,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.

(7)  Includes 2,685 shares under the Company's 401(k) plan.

(8) Includes 55,000 shares issuable upon exercise of stock options exercisable currently or within 60 days and 986 shares under the Company's 401(k) plan.

(9) Includes 40,750 shares issuable upon exercise of stock options exercisable currently or within 60 days and 4,241 shares under the Company's 401(k) plan.

(10) Includes 30,250 shares issuable upon exercise of stock options exercisable currently or within 60 days and 4,412 shares under the Company's 401(k) plan.

(11) Includes 662,958 shares issuable upon the exercise of stock options that are exercisable currently or within 60 days by all directors and named executive officers.

*    Less than 1%.

                              ELECTION OF DIRECTORS

General

         The Board of Directors of the Company is comprised of seven members. The Company's Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes III, I, and II having terms expiring at the Annual Meeting of Stockholders in 2006, 2007 and 2008, respectively. The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to the Company not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

         It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

Nominees:
                     Class III - For Terms to Expire in 2009
                     ---------------------------------------

   Name                                Age                Current Position
   ----                                ---                ----------------
   Norman H. Asbjornson                 70                President and Director
   John B. Johnson, Jr.                 72                Secretary and Director
   Charles C. Stephenson, Jr.           69                Director


Directors Continuing in Office:

                         Class I - Terms Expire in 2007
                         ------------------------------

   Name                                Age                Current Position
   ----                                ---                ----------------
   Thomas E. Naugle                     67                Director
   Jerry E. Ryan                        63                Director


                         Class II - Terms Expire in 2008
                         -------------------------------

   Name                                Age                Current Position
   ----                                ---                ----------------
   Anthony Pantaleoni                   66                Director
   Jack E. Short                        65                Director

Biographical Information

         Set forth below is a description of the background of each director and executive officer of the Company. The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon reelection.

         Norman H. Asbjornson has served as President and a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2006 annual meeting of stockholders. Mr. Asbjornson also serves as the President of AAON, Inc., an Oklahoma corporation ("AAON-Oklahoma"), AAON Coil Products, Inc., ("ACP"), AAON Canada Inc. ("AAON Canada") and AAON Properties Inc. ("AAON Properties"), all wholly-owned subsidiaries of the Company.

         John B. Johnson, Jr., has served as Secretary and a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2006 annual meeting of stockholders. Mr. Johnson also serves as the Secretary of AAON-Oklahoma, ACP, AAON Canada and AAON Properties. Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson, Jones, Dornblaser, Coffman & Shorb, which serves as General Counsel to the Company.

         Thomas E. Naugle has served as a director of the Company since 1998 and currently serves in the class of directors whose terms will expire at the 2007 annual meeting of stockholders. From 1985 to present, Mr. Naugle has served as Chairman of the Board and/or President of Naugle & Co., a company engaged in the business of investments. Mr. Naugle serves on the Board of Directors of CIRCOR International, Inc., a publicly held international manufacturer of valves.

         Anthony Pantaleoni has served as a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2008 annual meeting of stockholders. Mr. Pantaleoni has been a partner of Fulbright & Jaworski L.L.P. or a predecessor firm in New York, New York since 1970 and is currently of counsel to that firm. He serves on the Board of Directors of Universal Health Services, Inc., a publicly held hospital chain, and on the Board of Directors of American Gilsonite Company, a public company which mines and processes gilsonite ore.

         Jerry E. Ryan has served as a director of the Company since 2001 and currently serves in the class of directors whose terms will expire at the 2007 annual meeting of stockholders. He is Chairman of the Company's Compensation Committee. From 1985 until January 2000, Mr. Ryan served as Chairman of the Board and CEO of Fintube Limited Partnership, a company based in Tulsa, Oklahoma, the business of which was manufacturing fintubes and pressure parts for electric power generation boilers. The company was sold to Lone Star Technologies of Dallas, Texas, in January 2000. Lone Star is a leading producer of oil country tubular goods and cold drawn specialty tubing. Mr. Ryan serves on the Board of Directors of Lone Star, a public company, and on the Board of Global Energy Equipment Group, Tulsa, Oklahoma, a publicly held global designer, engineer and fabricator of equipment for gas turbine power plants.

         Jack E. Short has served as a director of the Company since 2004, and currently serves in the class of directors whose terms will expire at the 2008 annual meeting of stockholders. He is Chairman of the Company's Audit Committee. Mr. Short was employed by PricewaterhouseCoopers (formerly Coopers & Lybrand) for 29 years and retired as the managing partner of the Oklahoma practice (Tulsa and Oklahoma City) of the firm in June 2001. He serves on the Board of Directors of Waste Services, Inc., a public company which is engaged in the non-toxic waste collection business.

         Charles C. Stephenson, Jr., has served as a director of the Company since 1996 and currently serves in the class of directors whose terms will expire at the 2006 annual meeting of stockholders. From 1987 until January 2006, Mr. Stephenson served as Chairman of the Board of Vintage Petroleum, Inc., a publicly held company engaged in oil and gas production and exploration.

         Robert G. Fergus, age 65, has served as Vice President of the Company since 1989. Mr. Fergus also serves as Vice President of AAON-Oklahoma, AAON Canada and AAON Properties.

         David E. Knebel, age 60, joined the Company in May 2001 as Manager of Technology and Training, before becoming Director of Sales and Technology in December 2002 and Vice President, Sales and Technology, in August 2005. He is responsible for management of AAON's sales force, parts and service departments, and software development in support of product application and selection. From January 2000 to May 2001, Mr. Knebel was Sales Manager for Climatec - New Mexico, where he managed product application and sales for CES Group products, AAON and additional product lines.

         Kathy I. Sheffield, age 53, became Treasurer of the Company in 1999 and Vice President in 2002. She also serves as Vice President and Treasurer of AAON-Oklahoma, AAON Canada and AAON Properties and as Treasurer of ACP. Ms. Sheffield was the Accounting Supervisor of the Company from 1989 to 1992, when she became Accounting Manager.


                           BOARD AND COMMITTEE MATTERS

         The business of the Company is managed under the direction of its Board of Directors. The Board of Directors met four times during 2005, and each director participated in at least 75% of all Board and applicable committee meetings held last year. Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company.

         Directors of the Company are paid quarterly fees of $3,500 and attendance fees at Board meetings of $1,000 if present in person or $750 if participating by conference telephone call. They are also reimbursed for out-of-pocket expenses incurred in attending such meetings. Directors are paid attendance fees of $500 per meeting for service on the Company's Audit Committee and Compensation Committee (up to a maximum of five meetings per committee per year) and the Chairman of the Audit Committee is paid an additional fee of $750 per quarter and the Chairman of the Compensation Committee is paid an additional fee of $500 per quarter; and each director is granted a 2,000 share non-qualified stock option (under the Company's stock option plan) each year.

         Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Board of Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon, Tulsa, Oklahoma 74107. The Corporate Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Board or to any specific director to whom the correspondence is directed.

         The Company encourages its directors to attend AAON's annual meetings of stockholders and all Board members attended the 2005 annual meeting.

         The Board has an Audit Committee comprised of Messrs. Short, Naugle and Pantaleoni and a Compensation Committee comprised of Messrs. Ryan and Stephenson, each of whom is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Short is Chairman of the Audit Committee and has been designated as its "financial expert" as defined by SEC rules. Mr. Ryan is Chairman of the Compensation Committee. The Audit Committee met eight times during 2005. The Compensation Committee met twice during 2005.

         The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Among other things, the Committee is responsible for: selecting and retaining the Company's independent public accountants; preapproving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors the financial reports of the Company, the audited financial statements, the auditor's report, the management letter and the quality and adequacy of the Company's internal controls. The Audit Committee is governed by a written charter. Its "Audit Committee Report" for year 2005 is set forth below.

         Based on recommendations of the Compensation Committee, 5,000 share stock options were granted to David E. Knebel, Kathy I. Sheffield and Scott M. Asbjornson on April 6, 2005, at an option price of $16.23 per share, and the Board of Directors raised the annual salaries of Norman H. Asbjornson, Robert G. Fergus, David E. Knebel and Kathy I. Sheffield by $10,000 each effective June 1, 2005. The Committee will review and make recommendations, periodically, as to salary adjustments, bonuses and/or other forms of compensation for management in the future.

         The Company does not have a nominating committee or charter for such a committee. Since its inception (in 1988), the Company has had only 10 directors, seven of whom continue to serve at this time. On the only occasions when vacancies have occurred, the new directors were unanimously approved by the other directors. The Board has not felt it necessary to have a standing nominating committee to deal with its infrequent changes in membership.

         If and when vacancies occur in the future, the Board would consider director nominees recommended by shareholders. The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by security holders. All director nominees must be recommended for the Board's selection by a majority of its independent directors and approved by a majority of the whole Board.

                             Audit Committee Report

March 24, 2006

To the Board of Directors of AAON, Inc.:

         The Audit Committee oversees AAON's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. We have reviewed and discussed with management and with the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2005.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

                                                      Jack E. Short, Chairman
                                                      Thomas E. Naugle
                                                      Anthony Pantaleoni

EXECUTIVE COMPENSATION

         Compensation. The following table sets forth information regarding the compensation of the chief executive officer and the other (four most highly compensated) named executive officers:

                                                 Summary Compensation Table
                                                                                         Long-Term
                                                     Annual Compensation                Compensation
                                           -----------------------------------------    ------------
                                                                            Other        Securities
          Name and                                                         Annual        Underlying        All Other
      Principal Position       Year        Salary          Bonus        Compensation    Options/SARs     Compensation
   -----------------------     ----        ------          -----       ---------------  ------------     ------------


    Norman H. Asbjornson       2005      $255,833           -0-            $2,913 (2)       2,000        $25,225 (4)
         President
                               2004      $250,000           -0-            $2,552 (2)       2,000        $22,443 (4)

                               2003      $175,000         $50,000          $3,220 (2)        -0-         $20,666 (4)


     Robert G. Fergus          2005      $135,833         $ 4,000          $2,913 (2)        -0-         $ 5,244 (5)
      Vice President
                               2004      $130,008         $ 3,000          $2,552 (2)        -0-         $ 6,779 (5)

                               2003      $123,269         $ 3,000          $3,220 (2)        -0-         $10,162 (5)


     David E. Knebel           2005      $133,835         $ 8,000          $2,913 (2)       5,000        $ 4,898 (6)
Vice President, Sales and
        Technology             2004      $128,004         $ 8,000          $2,552 (2)        -0-         $ 4,659 (6)

                               2003      $116,001         $ 8,000          $3,220 (2)      15,000        $ 5,328 (6)


    Kathy I. Sheffield         2005      $135,833         $ 5,000          $2,913 (2)       5,000        $ 5,220 (7)
 Vice President/Treasurer
                               2004      $130,008         $ 5,000          $2,552 (2)        -0-         $ 7,885 (7)

                               2003      $ 99,336         $ 5,000          $3,220 (2)      10,000        $10,597 (7)


  Scott M. Asbjornson(1)       2005      $117,840         $ 1,382          $  983 (3)       5,000        $ 4,255 (6)
      Vice President
 AAON Coil Products, Inc.
--------------

(1) The total salary and bonus of this executive did not exceed $100,000 in 2004 and 2003.
(2) A per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma.
(3)  Profit sharing payment from ACP.
(4) Consists of (i) contributions to the Company's 401(k) plan by the Company in the amounts of $7,225, $8,443 and $10,666 for years 2005, 2004 and 2003, respectively, and (ii) and director fees of $18,000, $14,000, and $10,000 in 2005, 2004 and 2003, respectively.
(5) Consists of (i) contributions of $4,851, $4,652 and $7,760 to the Company's 401(k) plan in 2005, 2004 and 2003, respectively, and (ii) medical reimbursement benefits of $393, $2,127 and $2,402 in 2005, 2004 and 2003, respectively.
(6)  Consists of contributions to the Company's 401(k) plan by the Company.
(7) Consists of (i) contributions of: $4,868, $5,293 and $5,144 to the Company's 401(k) plan in 2005, 2004 and 2003, respectively, and (ii) medical reimbursement benefits of $352, $2,592 and $5,453 in 2005, 2004 and 2003, respectively.

         Stock Options. The following table sets forth information concerning the stock options granted during 2005 by the Company to named executive officers. No stock options were "repriced" during the past year.

                                          Options/SAR's Granted in Last Fiscal Year
                         ----------------------------------------------------------------------------
                                                       % of Total
                                  Securities          Options/SARs                                           Grant
                                  Underlying           Granted to        Exercise or                         Date
                                 Options/SARs         Employees in        Base Price      Expiration        Present
                                    Granted           Fiscal Year         per Share          Date          Value (3)
                              ------------------    ---------------     -------------    ------------     ----------
Norman H. Asbjornson                2,000                 1.5%              $18.00            (1)           $16,672

David E. Knebel                     5,000                 3.8%              $16.23            (2)           $37,580

Kathy I. Sheffield                  5,000                 3.8%              $16.23            (2)           $37,580

Scott M. Asbjornson                 5,000                 3.8%              $16.23            (2)           $37.580
----------------

(1) Exercisable at the rate of 33-1/3%, cumulative, per year after May 24, 2006 (and until May 25, 2015).
(2) Exercisable at the rate of 20%, cumulative, per year after April 6, 2006 (and until April 6, 2015).
(3) This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options. The assumptions used in the valuation of the option were: stock price volatility - 32.15%, expected life - 8 years, risk free interest rate - 4.39% and dividend yield - 0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the vesting period and the option term.

         The following table provides information on the number of shares received upon exercise of options by the Company's named executive officers and the aggregate dollar value realized upon such exercise during the last year, and the value of each of the named executive officer's unexercised in-the-money options to acquire common stock at December 31, 2005.

             Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
                                                               Number of Securities    Value of Unexercised
                                                              Underlying Unexercised       In-the-Money
                                                                     Options/             Options/SARs at
                                                                SARs at FY-End (#)          FY-End ($)
                        Shares Acquired on   Value Realized        Exercisable/            Exercisable/
        Name               Exercise (#)           ($)             Unexercisable          Unexercisable (1)
--------------------    ------------------   --------------    -------------------       -----------------
Norman H. Asbjornson          -0-                  -0-             298,792/3,333         $4,306,563/-0-

Robert G. Fergus              3,750             $ 45,941               -0-/-0-                  -0-/-0-

David E. Knebel               -0-                  -0-              42,000/23,000          $304,560/$109,590

Kathy I. Sheffield            -0-                  -0-              35,500/13,250          $369,300/$49,313

Scott M. Asbjornson           -0-                  -0-              27,000/7,250          $312,165/$29,153
--------------

(1) Calculated based on the difference between the Nasdaq National Market closing price of the Common Stock on December 30, 2005 (the last trading day of the year), $17.88, and the exercise price of the option.

         The Company has no Long-Term Incentive Plan ("LTIP") or "defined benefit" (pension) plan.

         The Company has no employment contracts with any of its officers, directors or employees, nor any compensatory plan or arrangement concerning any person's termination of employment or respecting any "change in control".

                          Compensation Committee Report

         General. The primary responsibility of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration of the Company's management personnel and to evaluate the design and competitiveness of the Company's compensation plans. The Committee consists of two independent directors.

         Compensation Philosophy. The primary objective of the Company's compensation program is to enhance the profitability of the Company, and thus shareholder value, and to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company.

         Executive Compensation Program. In furtherance of the above goals, the Company's compensation program for its executive personnel consists of appropriate salaries, discretionary annual bonuses, Company contributions to AAON's 401(k) plan, "profit sharing" payments (made to all employees) and discretionary stock option grants.

         The Compensation Committee reviews executive compensation levels with respect to corporate and individual performance, as well as competitive pay practices. It is the objective of the Committee to base salary and bonus determinations on each executive's contribution to the overall profitability of the Company.

         The Committee periodically reviews the base salaries of AAON's executive management personnel and recommends any adjustments it may deem appropriate, for approval by the Board of Directors. In its review, the Committee will take into account individual factors such as: experience; performance, both during the period since the last review and future potential; retention considerations; and other issues specific to the executive and the Company. Additionally, the Committee considers the growth and performance of the Company as it assesses the market for executive salaries.

         During the past year, based on recommendations of the Compensation Committee, 5,000 share stock options were granted to David E. Knebel, Kathy I. Sheffield and Scott M. Asbjornson on April 6, 2005, at an option price of $16.23 per share, and the Board of Directors raised the annual salaries of Norman H. Asbjornson, Robert G. Fergus, David E. Knebel and Kathy I. Sheffield by $10,000 each effective June 1, 2005.

         2005 CEO Compensation. The compensation package for the Company's CEO, Norman H. Asbjornson, is consistent in all material respects with the program for the other executives. His current annual base salary of $260,000 was established effective June 1, 2005. Mr. Asbjornson's salary had been $250,000 from October 1, 2003, to June 1, 2005, $150,000 since 2000 and $132,000 for 11 years prior thereto. He was paid performance bonuses of $50,000 each in 2000 - 2003. Mr. Asbjornson received no bonus in 2004 or 2005.

         In addition to being the Company's largest shareholder, Mr. Asbjornson holds stock options for an aggregate of 300,125 shares exercisable currently (or within 60 days) and through May 2015 at prices ranging from $2.33 to $20.40 per share.

         In evaluating the compensation package of the Company's CEO, the Committee considered such factors as AAON's strategic and financial performance, his compensation in relation to that of CEO's of other comparable companies, his personal contribution to AAON's success and the Company's overall executive compensation philosophy.

         Conclusion. The Compensation Committee believes the Company's executive compensation program has been consistent with the philosophy outlined in this report and was effective in achieving its overall objectives during fiscal 2005. The Committee hereby submits this report to AAON's Board of Directors for approval.

                                                  Jerry E. Ryan, Chairman
                                                  Charles C. Stephenson, Jr.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Neither member of the Compensation Committee was at any time an officer or employee of the Company or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return of the Company, the NASDAQ Composite and its peer group named below. The graph assumes a $100 investment at the closing price on January 1, 2000, and reinvestment of dividends on the date of payment without commissions. This table is not intended to forecast future performance of the Company's common stock.

                 Comparison of Five-Year Cumulative Total Return
               Among AAON, Inc., NASDAQ Composite and Peer Group*
                          2000       2001       2002       2003       2004       2005
                          ----       ----       ----       ----       ----       ----
AAON, INC.                          40.32      12.98       5.31     -17.21       11.25
                          $100    $140.32    $158.53    $166.94    $138.22     $153.76

NASDAQ Composite                   -20.79     -31.24      50.79       9.16        2.12
                          $100    $ 79.21    $ 54.46    $ 82.12    $ 89.65     $ 91.54

Peer Group                          33.16      -1.85      42.62      17.20        7.18
                          $100    $133.16    $130.69    $186.40    $218.46     $234.16

NOTE:   Data Complete through last fiscal year.
NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes only company).
NOTE: Peer group indices use beginning of period market capitalization weighting.


         *The peer group consists of American Standard Companies, Fedders Corp., Lennox International, Inc., Mestek, Inc., and York International Corp., all of which are in the business of manufacturing air conditioning and heat exchange equipment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company's Common Stock who failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         At a meeting held on June 22, 2004, the Audit Committee of the Board of Directors of the Company approved the engagement of Grant Thornton LLP ("GT") as its independent auditors for the fiscal year ending December 31, 2004, to replace the firm of Ernst & Young LLP ("E&Y") which was dismissed as auditors of the Company effective June 23, 2004. GT has served as the Company's auditors since that date. E&Y's report on the Company's financial statements for fiscal year 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2003, and in the subsequent interim period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statements disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report. The Company requested E&Y to furnish a letter addressed to the Commission stating whether it agreed with the above statements. A copy of E&Y's letter, dated June 25, 2004, stating that it had no disagreements with such statements was filed as Exhibit 1 to the Company' Form 8-K of the same date.

         The Board of Directors has selected GT as the independent auditors of the Company for the fiscal year ending December 31, 2006. Representatives of GT are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                              Fees and Independence

         The Company's Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The following services were authorized by the Audit Committee.

         Audit Fees. GT billed the Company an aggregate of $338,964 and $311,865 for professional services rendered for the audits of the Company's financial statements for the years ended December 31, 2005 and 2004, respectively. E&Y billed an aggregate of $35,912 for its review of the Company's financial statements included in the Form 10-Q for the first quarter of 2004 and other audit services during 2004, and $11,700 for its review of the Company's Form 10-K for the year ended December 31, 2005.

         All Other Fees. No other fees were billed by GT or E&Y to the Company during 2005 or 2004.

         The Audit Committee of the Board of Directors has determined that the provision of services by GT described above is compatible with maintaining GT's independence as the Company's principal accountant.

                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

         Stockholder proposals intended to be presented at the 2007 Annual Meeting and to be included in the Company's Proxy Statement must be received at the Company's executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than December 28, 2006.

         However, a stockholder who otherwise intends to present business at the 2007 Annual Meeting of stockholders, including nominations of persons to the Company's Board of Directors, must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for the Company's Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting. Thus, a notice of a stockholder proposal or nomination for the 2007 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), will be untimely if given before March 2, 2007, or after April 1, 2007. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed between March 2, 2007, and April 1, 2007. Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.


                                  OTHER MATTERS

         Management knows of no business which will be presented at the 2006 Annual Meeting other than to elect directors for the ensuing year.

         The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by the Company. It is contemplated that the solicitation will be conducted only by use of the mails. The Company will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of Common Stock of the Company registered in the names of such brokers.


                                            By Order of the Board of Directors

                                            /s/ Norman H. Asbjornson
                                            ------------------------
                                            Norman H. Asbjornson
                                            President

April 20, 2006

AAON, Inc.                                                           PROXY
                                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
2425 South Yukon
Tulsa, Oklahoma 74107      The undersigned stockholder of AAON, Inc., a Nevada corporation, hereby constitutes and appoints
                           John B. Johnson, Jr., and Anthony Pantaleoni, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at 2440 South Yukon
                           Avenue, Tulsa, Oklahoma, on Wednesday, May 31, 2006, at 10:00 A.M. (Local Time), and at any adjournment thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.

1. Election of Directors:  FOR each of the nominees listed below               WITHHOLD AUTHORITY

                           (except as shown to the contrary below) |_|         to vote for all nominees listed below |_|

             Norman H. Asbjornson, John B. Johnson, Jr., and Charles C. Stephenson, Jr., for terms ending in 2009.

(INSTRUCTION:  To withhold authority to vote for any nominee, write that nominee's name on the space provided below.)


-----------------------------------------------------------------------------------------------------------------------------------


2. In their discretion, upon any other matters as may properly come before the meeting.

                                                                 (over)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of management's nominees for director.

         The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated April 20, 2006.

Dated:                                        , 2006
         -------------------------------------             ---------------------------------------------------------------------

                                                           ---------------------------------------------------------------------

                                                           (Please sign exactly as your name appears at left. When
                                                           shares are held in the names of two or more persons, all
                                                           should sign individually. Executors, administrators,
                                                           trustees, etc., should so indicate when signing. When shares are held in the name of a corporation, the name of the
                                                           corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing
                                                           the office held.)


                                                                      PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                                                                 PROXY CARD PROMPTLY,
                                                                             USING THE ENCLOSED ENVELOPE.


                                                                 (over)